Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SKYX Platforms Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, no par value per share	Other(2)	9,200,001	(1)	$1.51	(2)	$13,892,001.51	0.00013810	$1,918.49
Fees Previously Paid	Equity	Common Stock, no par value per share	Other(3)	5,519,840	(1)	$1.33	(3)	$7,341,387.20	0.00015310	$1,123.97
	Total Offering Amounts							$21,233,388.71		$3,042.46
	Total Fees Previously Paid									$1,123.97
	Total Fee Offsets									$—
	Net Fee Due									$1,918.49

(1)	Represents the common shares, no par value per share (“common stock”), of SKYX Platforms Corp. (the “Company”) to be offered for resale by the selling securityholders named in this Registration Statement. Consists of (i) up to 5,500,000 shares of common stock that may be issued upon conversion of $6,000,000 aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock, of an outstanding subordinated secured convertible promissory note issued on September 2, 2025, which is convertible into shares of common stock at a conversion price of $1.20 per share; (ii) up to 19,840 shares of common stock issued and issuable pursuant to a private placement; and (iii) up to 9,200,001 shares of common stock that may be issued upon conversion of $9,600,000 aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock, of three outstanding subordinated secured convertible promissory notes issued or amended on October 17, 2025, which are convertible into shares of common stock at a conversion price of $1.20 per share.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of common stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of common stock being registered pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and calculated based upon the average of the high and low prices of the Company’s common stock on The Nasdaq Stock Market LLC on October 20, 2025, which date is within five business days prior to the filing of this Amendment No. 1 to the Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and calculated based upon the average of the high and low prices of the Company’s common stock on The Nasdaq Stock Market LLC on September 22, 2025, which date is within five business days prior to the filing of the initial Registration Statement.